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                                                                    EXHIBIT 32.1

                             Certificate Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the Annual Report of Multi-Media Tutorial Services, Inc. (the "Company") on Form 10-KSB for the year ended February 28, 2007 as filed with the Securities and Exchange commission on the date hereof (the "Report"), I, Barry Reichman, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. ss 1350, as adopted pursuant to ss 906 of the Sarbanes-Oxley Act of 2002, that:

         a. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

         b. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.


Date: June 11, 2007                       /s/ Barry Reichman
                                          ------------------
                                          Barry Reichman
                                          Chief Executive Officer and Director,
                                          Chief Financial Officer